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                                                                    Exhibit 23.8


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of PerkinElmer, Inc., of our report dated September 30, 1998 relating to the combined financial statements of the Analytical Instruments Division of The Perkin-Elmer Corporation, which appears in the Current Report on Form 8-K/A of PerkinElmer, Inc., dated August 11, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Stamford, Connecticut
November 22, 1999